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                                                       PAGE 1      Exhibit 3.1



                              State of Delaware

                       Office of the Secretary of State





        I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RESTATED CERTIFICATE OF INCORPORATION OF "ALC COMMUNICATIONS CORPORATION" FILED IN THIS OFFICE ON THE ELEVENTH DAY OF JANUARY, A.D. 1994, AT 12 O'CLOCK P.M.
        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO KENT COUNTY RECORDER OF DEEDS ON THE ELEVENTH DAY OF JANUARY, A.D. 1994 FOR RECORDING.
                              * * * * * * * * *





                          [LOGO]     /s/ WILLIAM T. QUILLEN
                                         William T. Quillen, Secretary of State

                                         AUTHENTICATION: *4237400

                                                   DATE: 01/11/1994

940115156
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                            RESTATED CERTIFICATE OF
                INCORPORATION OF ALC COMMUNICATIONS CORPORATION

               ALC Communications Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

               1. The name of the corporation is ALC Communications Corporation. ALC Communications Corporation was originally incorporated under the name Alex Corporation, and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on August 26, 1985 as amended on November 19, 1985, December 13, 1985, June 1, 1987, August 5, 1988, October 12, 1990, September 3, 1991 and March 25, 1993.

               2. Pursuant to Section 245(b) of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation only restates and integrates and does not further amend, the provisions of the Certificate of Incorporation of this corporation as heretofore amended and supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

               3. The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated to read in its entirety as follows:

                                 ARTICLE FIRST

      The name of the corporation is ALC COMMUNICATIONS CORPORATION (the "Corporation").

                                 ARTICLE SECOND

               The registered office of the Corporation in the State of Delaware is located at 32 Loockerman Square, Suite L-100 in the City of Dover, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                 ARTICLE THIRD

               The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                 ARTICLE FOURTH

Chapter 1.     Authorized Capital Stock

               The Corporation shall have authority to issue 215-1/2 million shares of its capital stock, which shall consist of (a) 200 million shares designated "Common Stock," having a par value of $0.01 per share ("Common Stock"); and (b) 15-1/2 million shares designated "Preferred Stock," having a par value of $0.01 per share ("Preferred Stock"). The voting powers, designations, preferences and relative,
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participating, optional or other special rights of, and the qualifications, limitations or restrictions on, each class and series of capital stock of the Corporation shall be as set forth in this Article Fourth and as provided by law.

Chapter 2.     No Pre-Emptive Rights

               No holder of any capital stock, or holder of any security or obligation convertible into or entitling any person to purchase any capital stock, shall be entitled as a matter of right, to purchase or subscribe for any unissued capital stock of the Corporation of any class or series now or hereafter authorized or any security or obligation convertible into such stock, and such stock, securities and obligations may be issued for such consideration and to such persons as the Board of Directors may determine and as permitted by law without causing the holders of any such stock or convertible securities or obligations to have any purchase rights or other rights of any kind.

Chapter 3.     Classes and Series

               The Board of Directors shall have the authority to fix by resolution or resolutions the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of any class or classes of stock of the Corporation, and shall have the authority to specify the number of shares of any series of a class so authorized.

Chapter 4.     Common Stock

               Each holder of Common Stock shall be entitled to one vote for each Common Share held by such holder on all matters upon which holders of Common Stock shall be entitled or afforded the opportunity to vote (whether at a meeting or by written consent).

               Every share of Common Stock shall have the same relative rights as and be identical in all respects with every other share of Common Stock.

               In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid to or set aside for the holders of any capital stock having preference over the Common Stock in the event of liquidation, dissolution or winding up the full preferential amounts to which they are respectively entitled, the holders of the Common Stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets, shall be entitled to receive the remaining assets of the Corporation available for distribution, in cash or in kind pro rata based on the number of such shares outstanding.

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Chapter 5.     Preferred Stock

               Preferred Stock may be issued, from time to time, in one or more classes and series, and each such class and series shall be known and designated by such designations as may be stated and expressed in a resolution or resolutions adopted by the Board of Directors and as shall be set forth in a certificate made, executed, acknowledged, filed and recorded in the manner required by the General Corporation Law of the State of Delaware in order to make such certificate effective.

               Each such class and series shall consist of such number of shares as shall be stated and expressed in such resolution or resolutions providing for the issue of the stock of such class or series together with such additional number of shares as the Board of Directors by resolution or resolutions may from time to time determine to issue as a part of such class or series.

               All shares of any one class or series shall be identical to each other in all respects, except that shares of any one class or series issued at different times may differ as to the dates from which dividends thereon, if cumulative, shall be cumulative and except that any class may be subdivided into series and each series may vary from any other series in such class in such manner as shall be specified in the terms governing such series.

               The Board of Directors shall have the power and authority to state and determine, in the resolution or resolutions providing for the issue of each class or series of Preferred Stock, the following attributes:

                       (a) The voting powers, if any, of the shares of such class or series;

                       (b) The dividend rights, if any, of the shares of such class or series (including the rates at which, the conditions upon which, and the times at which dividends are payable on such shares), the dividend preferences, if any, as between such class or series and any other class or series of stock, whether and the extent to which dividends on such class or series shall be cumulative, and any limitations, restrictions or conditions on the payment of such dividends;

                       (c) The consideration for which, the time or times during which the price or prices or the rate or rates at which, the manner in which, and any other terms or conditions upon which the shares of such class or series may be redeemed, if redeemable;

                       (d) The rights of such class or series upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

                       (e) The terms, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and provisions of readjustments if any; and





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                       (f)     All other designations, preferences and
               relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof so far as they are not inconsistent with any provision of this Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and to the full extent now, or hereafter permitted by the General Corporation Law of the State of Delaware.

The foregoing provisions of this Chapter 5 with respect to the creation or issuance of classes and series of Preferred Stock shall be subject to any additional conditions with respect thereto which may be contained in any resolutions then in effect which shall have previously been adopted in accordance with the foregoing provisions of this Chapter 5 with respect to any then outstanding class or series of Preferred Stock.

                                 ARTICLE FIFTH

               The number of directors of the Corporation shall be fixed by or as prescribed in the bylaws and may be altered from time to time as provided therein, but in no event shall the number of directors of the Corporation be less than one nor more than 21. Election of directors need not be by ballot unless the bylaws so provide. The bylaws of the Corporation may be adopted, amended or repealed by the affirmative vote of the holders of at least a majority of the voting power of the Corporation's stock outstanding at the record date for such vote. The bylaws may also be amended by the Board of Directors by the affirmative vote of such number of the members of the Board as constituted at the time such vote shall be taken as shall be prescribed by the bylaws as constituted at the time such vote shall be taken. The bylaws may contain any provision for the regulation and management of the affairs of the Corporation and the rights or powers of its stockholders, directors, officers or employees not inconsistent with Delaware General Corporation Law or this Certificate of Incorporation.

                                 ARTICLE SIXTH

               The Corporation is to have perpetual existence.

                                ARTICLE SEVENTH

               Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in or pursuant to the bylaws of the Corporation.

                                 ARTICLE EIGHTH

               The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in any manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.





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                                 ARTICLE NINTH

               (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

               (b) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (c) of this Article Ninth, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.
The right to indemnification conferred in this Article Ninth shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article Ninth or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

               (c) If a claim under paragraph (b) of this Article Ninth is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required





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undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware
General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

               (d) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article Ninth shall not be exclusive of any right which any person may have or hereafter acquire under any statute, provision of the Certificate or Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

               (e) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                                 ARTICLE TENTH

               This Certificate of Incorporation supersedes and takes the place of the heretofore existing Certificate of Incorporation and all amendments thereto.

               IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be executed and attested and its corporate seal to be affixed hereto this 7th day of January, 1994.



ATTEST:                                       ALC COMMUNICATIONS CORPORATION



/s/ CONNIE R. GALE                            By: /s/ JOHN M. ZRNO
Connie R. Gale
Secretary





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